EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the COMM 2016-CCRE28 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, CWCapital Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Harvey Building Products Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Harvey Building Products Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Harvey Building Products Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Harvey Building Products Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Harvey Building Products Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Harvey Building Products Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Harvey Building Products Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Equity Inns Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Equity Inns Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Equity Inns Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Equity Inns Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Equity Inns Portfolio Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Equity Inns Portfolio Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the Equity Inns Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the 32 Avenue of the Americas Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the 32 Avenue of the Americas Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 32 Avenue of the Americas Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 32 Avenue of the Americas Mortgage Loan, Pentalpha Surveillance LLC, as Senior Trust Advisor for the 32 Avenue of the Americas Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the 32 Avenue of the Americas Mortgage Loan, National Tax Search, LLC, as Servicing Function Participant for the 32 Avenue of the Americas Mortgage Loan, Berkeley Point Capital LLC d/b/a Newmark Knight Frank, as Primary Servicer for the Element LA Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Element LA Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Element LA Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Element LA Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Element LA Mortgage Loan, KeyBank National Association, as Primary Servicer for the FedEx Brooklyn Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the FedEx Brooklyn Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the FedEx Brooklyn Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the FedEx Brooklyn Mortgage Loan, and Pentalpha Surveillance LLC, as Operating Advisor for the FedEx Brooklyn Mortgage Loan.

Dated: March 15, 2021

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)